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                                                                  Exhibit 10(13)


                           FOUNTAIN OIL INCORPORATED
                               EMPLOYEE CONTRACT

This contract is made the 1st day of June, 1995 and FOUNTAIN OIL INCORPORATED, a Delaware, USA registered company (hereinafter referred to as the COMPANY) on the one part and Gary J. Plisga, (hereinafter referred to as the EMPLOYEE) on the other part.

Whereas the parties have agreed as follows:

PERIOD/TERMINATION OF EMPLOYMENT

     This agreement commences 1st day of June, 1995 and can be terminated by either Party by giving to the other Party 6 month(s) notice in writing.

POWERS AND DUTIES

     The company has employed the Employee to serve as Executive Vice President
     - The Americas. The Employee in this position will report to Oistein Nyberg. The Employee shall exercise such powers and perform duties in relation to the business of the Company as may from time to time be vested in or assigned to him/her by the Company and shall comply with all reasonable direction from time to time given to him/her by the Company. A job description will be written for the position outlining the major responsibilities and duties.

WORK LOCATION

     The Employee will be located at the Company's offices in Houston, TX. Transfer to another location and/or position within the Company and its Branches could happen at a later stage. The Company will endeavor to accommodate the Employees wishes as far as is practicable in this respect.

CONFIDENTIAL INFORMATION

     The Employee shall not either during the continuance of his/her employment hereunder or thereafter use to the detriment or prejudice of the Company or (except in the proper course of his/her duties hereunder) divulge to any person any trade secret or any other confidential information concerning the business or affairs of the Company which may have come to his/her knowledge during his/her employment hereunder.
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COMPANY INFORMATION

     The employee shall at all times promptly give to the Company all such information and explanations as it may require in connection with matters relating to his/her employment hereunder or relating to the business of the Company.

RETURN OF DOCUMENTS ETC.

     The Employee shall promptly whenever required by the Company (and in any event upon the termination of his/her employment hereunder) deliver to the Company all list of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him/her or have come into his/her possession in the course of his/her employment hereunder and the Employee shall no be entitled to and shall not retain any copy thereof. Title and copyright thereto shall vest in the Company.

REMUNERATION

     The Employee shall be paid by way of remuneration for his/her services during his/her employment hereunder a basic salary at the rate of $150,000.00 per annum.

     Such salary as above shall be paid by equal monthly installments. At the end of each fiscal year possible changes in the Employee's remuneration shall be discussed and decided by the Company.

     In addition the Company will, with effect from April 1, 1995, pay for a Pension/Insurance package at the cost of 12.5% of regular salary (excluding any overtime, bonus etc.). The local management of each Company and/or Branch will determine the Group policies to be entered into bearing in mind the package should cover as a minimum (a) Life Insurance with death and disability of USD $50,000 and (b) Income Protection with disability of USD $500 per week, starting after 6 months. Within the above framework, the Employee is free to decide how the remainder of the 12.5% allowance is to be used on (a) Pension (b) Life Insurance (c) Income Protection (d) Private Health Care and (e) Accident Insurance.

     The Company reserves the right to review the 12.5% contribution every three years.

EXPENSES

     The Company shall reimburse the Employee a reasonable traveling, hotel, entertainment and other our of pocket expenses that he/she may incur in the execution of his/her duties hereunder in accordance with a budget approved by the Company.
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HOLIDAYS

     In addition to Public holidays the Employee shall be entitled to 15 working day holiday in every calendar year to be taken at such time or times as may be approved by the Company.

SICKNESS/INJURY

     The Company shall pay to the Employee Statutory Sick Pay (hereinafter referred to as SSP) in accordance with regulations prevailing in the country of residence. These payments will be supplemented by the Company up to full Salary for the first 12 months of absence from work due to Sickness or Injury. From 13 months the Employee shall be entitled to disability payment as provided for under the Permanent Health Insurance package as well as any State support.


NOTE:

     Additional employee benefits to be included in individual contacts where appropriate.


(A) BONUS SCHEME - The employee will participate in the management bonus scheme to be established for the Company.

(B) RELOCATION - The Company will pay moving costs for the employee.

(C) TELEPHONE/FACSIMILE - The Company will pay for home telephone, mobile phone and home facsimile on behalf of the employee.

(D) NEWSPAPERS - The Company will pay for two daily newspapers

(E) MEMBERSHIP IN PROFESSIONAL ORGANIZATION/CLUBS - The Company will pay membership fees in professional organizations/clubs up to a maximum annual cost of USD $750

/s/ Oistein Nyberg                                     London  10 October 95
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Signature/Company                                      Location and Date


/s/ Gary Plisga                                        8/30/95   Houston, Tx
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Signature/Employee                                     Location and Date